Exhibit 99.1

EDITORIAL CONTACT:

Michele Drake
+1 408 345 8396
michele_drake@agilent.com

INVESTOR CONTACT:

Alicia Rodriguez
+1 408 345 8948
alicia_rodriguez@agilent.com

Agilent Technologies Reports Fourth-Quarter 2015 Results

Highlights:

•	GAAP income from continuing operations of $140 million, or $0.42 per share

•	Non-GAAP income from continuing operations of $168 million, or $0.50 per share(1)

•	Revenue of $1.04 billion

•	First-quarter fiscal year 2016 revenue guidance of $1.0 billion to $1.02 billion, and non-GAAP earnings guidance of $0.42 to $0.44 per share(2)

•	Fiscal year 2016 revenue guidance of $4.15 billion to $4.17 billion, and non-GAAP earnings guidance of $1.85 to $1.91 per share(2)

SANTA CLARA, Calif., Nov. 16, 2015 - Agilent Technologies Inc. (NYSE: A) today reported revenue of $1.04 billion, down 1 percent year over year (up 6 percent on a core basis(3)) for the fourth fiscal quarter ended Oct. 31, 2015.

Fourth-quarter GAAP income from continuing operations was $140 million, or $0.42 per share. Last year’s fourth-quarter GAAP loss from continuing operations was $26 million, or a loss of $0.08 per share.

During the fourth quarter, Agilent had intangible amortization of $37 million, transformation costs of $15 million, acquisition and integration costs of $7 million, asset impairments of $3 million, and a tax benefit of $39 million. Excluding these items, and $5 million of other costs, Agilent reported fourth-quarter adjusted income from continuing operations of $168 million, $0.50 per share(1).

“Agilent delivered a strong quarter to end a strong year,” said Mike McMullen, Agilent president and CEO. “Our fourth-quarter revenue was up 6 percent on a core basis(3), and earnings per share were above our guidance range.”

1

“Our adjusted operating margin was 21.9(4) percent, up 150 basis points over a year ago,” he added. “This marks the third consecutive quarter of significant year-over-year margin improvements.”

Fourth-quarter revenue of $515 million from Agilent’s Life Sciences and Applied Markets Group (LSAG) declined 4 percent year over year (up 2 percent on a core basis(3)). Strong performance in pharma was offset by softness in the industrial market and in the academia and government market. LSAG’s Q4 operating margin was 20.0 percent.

Fourth-quarter revenue of $342 million from the Agilent CrossLab Group (ACG) grew 3 percent year over year (up 11 percent on a core basis(3)). Both services and consumables experienced strong growth across all geographies. ACG’s operating margin was 25.1 percent in the quarter.

Fourth-quarter revenue of $178 million from Agilent’s Diagnostics and Genomics Group (DGG) increased 4 percent year over year (up 10 percent on a core basis(3)), reflecting continued strength across all of its businesses. DGG’s operating margin for the quarter was 19.2 percent.

Agilent expects first-quarter 2016 revenue in the range of $1.0 billion to $1.02 billion. First-quarter non-GAAP earnings are expected to be in the range of $0.42 to $0.44 per share(2).

For fiscal year 2016, Agilent expects revenue of $4.15 billion to $4.17 billion and non-GAAP earnings of $1.85 to $1.91 per share(2). The guidance is based on Oct. 30, 2015, exchange rates.

Agilent announced on Sept. 2 that it would no longer report or comment on orders or book-to-bill.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A), a global leader in life sciences, diagnostics and applied chemical markets, is the premier laboratory partner for a better world. Agilent works with customers in more than 100 countries, providing instruments, software, services and consumables for the entire laboratory workflow. Agilent generated revenue of $4.04 billion in fiscal 2015. The company employs about 12,000 people worldwide. Agilent marks its 50th anniversary in analytical instrumentation this year. Information about Agilent is available at www.agilent.com.

Agilent’s management will present more details about its fourth-quarter FY2015 financial results on a conference call with investors today at 1:30 p.m. PT. This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q4 2015 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events Calendar of Events” section. The webcast will remain available on the company’s website for 90 days.

Additional information regarding financial results can be found at www.investor.agilent.com by selecting “Financial Results” in the “Financial Information” section.

A telephone replay of the conference call will be available at approximately 4:30 p.m. PT today through Nov. 23 by dialing +1 855 859 2056 (or +1 404 537 3406 from outside the United States) and entering passcode 54851057.

2

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenue, earnings and profitability; planned new products; market trends; the future demand for the company’s products and services; customer expectations; and revenue and non-GAAP earnings guidance for the first quarter and full fiscal year 2016. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing, and the risk that we are not able to realize the savings expected from integration and restructuring activities.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of our supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our quarterly report on Form 10-Q for the quarter ended July 31, 2015. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

# # #

(1)
Non-GAAP income from continuing operations and non-GAAP income from continuing operations per share exclude primarily the impacts of acquisition and integration costs, pre-separation costs, transformation initiatives and restructuring costs, business exit and divestiture costs, and non-cash intangibles amortization. We also exclude any tax benefits that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. A reconciliation between non-GAAP net income and GAAP net income is set forth on page 6 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2)
Non-GAAP earnings per share as projected for Q1 FY16 and full fiscal year 2016 excludes primarily the future impact of acquisition and integration costs, restructuring costs, asset impairment charges, business exit and divestiture costs and non-cash intangibles amortization. We also exclude any tax benefits that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $37 million per quarter.

3

(3)
Core revenue excludes the impact of currency, the NMR business and acquisitions and divestitures within the past 12 months. Core revenue is a non-GAAP measure. A reconciliation between GAAP revenue and core revenue is set forth on page 8 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(4)
Adjusted operating margin is a non-GAAP measure and excludes primarily the impacts of acquisition and integration costs, transformation initiatives and restructuring costs, business exit and divestiture costs, and non-cash intangibles amortization in addition to the costs related to services Agilent is providing to Keysight post separation. A reconciliation is set forth on page 9 of the attached tables along with additional information regarding the use of this non-GAAP measure.

NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

4

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	October 31,		Percent
	2015	2014	Inc/(Dec)

Net revenue	$1,035	$1,043	(1)%

Costs and expenses:
Cost of products and services	500	564	(11)%
Research and development	82	97	(15)%
Selling, general and administrative	297	312	(5)%
Total costs and expenses	879	973	(10)%

Income from operations	156	70	123%

Interest income	1	2	(50)%
Interest expense	(16)	(23)	(30)%
Other income (expense), net	2	(71)	—

Income (loss) from continuing operations before taxes	143	(22)	—

Provision for income taxes	3	4	(25)%

Income (loss) from continuing operations	140	(26)	—

Income from discontinued operations, net of tax	—	49

Net income	$140	$23	509%

Net income per share - Basic:
Income (loss) from continuing operations	$0.42	$(0.08)
Income from discontinued operations	$—	$0.15
Net income per share - Basic	$0.42	$0.07

Net income per share - Diluted:
Income (loss) from continuing operations	$0.42	$(0.08)
Income from discontinued operations	$—	$0.15
Net income per share - Diluted	$0.42	$0.07

Weighted average shares used in computing net income per share:
Basic	331	334
Diluted	333	334

Cash dividends declared per common share	$0.100	$0.132

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Years Ended
	October 31,		Percent
	2015	2014	Inc/(Dec)

Net revenue	$4,038	$4,048	—

Costs and expenses:
Cost of products and services	1,997	2,072	(4)%
Research and development	330	358	(8)%
Selling, general and administrative	1,189	1,199	(1)%
Total costs and expenses	3,516	3,629	(3)%

Income from operations	522	419	25%

Interest income	7	9	(22)%
Interest expense	(66)	(110)	(40)%
Other income (expense), net	17	(89)	—

Income from continuing operations before taxes	480	229	110%

Provision for income taxes	45	31	45%

Income from continuing operations	435	198	120%

Income (loss) from discontinued operations, net of tax	(37)	306

Net income	$398	$504	(21)%

Net income per share - Basic:
Income from continuing operations	$1.31	$0.59
Income (loss) from discontinued operations	$(0.11)	$0.92
Net income per share - Basic	$1.20	$1.51

Net income per share - Diluted:
Income from continuing operations	$1.30	$0.59
Income (loss) from discontinued operations	$(0.11)	$0.90
Net income per share - Diluted	$1.19	$1.49

Weighted average shares used in computing net income per share:
Basic	333	333
Diluted	335	338

Cash dividends declared per common share	$0.400	$0.528

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
(In millions)
(Unaudited)
PRELIMINARY

	Three Months Ended		Years Ended
	October 31,		October 31,
	2015	2014	2015	2014
Net Income	$140	$23	$398	$504

Other comprehensive income (loss), net of tax:

Unrealized gain on investments	—	3	—	11
Amounts reclassified into earnings related to investments	—	—	—	(1)
Unrealized gain on derivative instruments	1	7	8	8
Amounts reclassified into earnings related to derivative instruments	(3)	—	(12)	1
Foreign currency translation	(2)	(210)	(339)	(269)
Net defined benefit pension cost and post retirement plan costs:
Change in actuarial net loss	(63)	(179)	(46)	(143)
Change in net prior service benefit	(2)	(8)	(10)	(32)
Other comprehensive loss	(69)	(387)	(399)	(425)

Total comprehensive income (loss)	$71	$(364)	$(1)	$79

The preliminary statement of comprehensive income is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	October 31, 2015	October 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$2,003	$2,218
Short-term restricted cash and cash equivalents	242	—
Accounts receivable, net	606	626
Inventory	541	574
Other current assets	294	261
Current assets of discontinued operations	—	1,821
Total current assets	3,686	5,500

Property, plant and equipment, net	604	631
Goodwill	2,366	2,507
Other intangible assets, net	445	649
Long-term investments	86	96
Other assets	289	283
Non-current assets of discontinued operations	—	1,165
Total assets	$7,476	$10,831

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$279	$302
Employee compensation and benefits	221	228
Deferred revenue	258	260
Other accrued liabilities	228	289
Current liabilities of discontinued operations	—	623
Total current liabilities	986	1,702

Long-term debt	1,655	1,663
Retirement and post-retirement benefits	264	209
Other long-term liabilities	413	522
Long-term liabilities of discontinued operations	—	1,434
Total liabilities	3,318	5,530

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 611 million shares at October 31, 2015 and 608 million shares at October 31, 2014, issued	6	6
Treasury stock at cost; 279 million shares at October 31, 2015 and 273 million shares at October 31, 2014	(10,074)	(9,807)
Additional paid-in-capital	9,043	8,967
Retained earnings	5,581	6,466
Accumulated other comprehensive loss	(401)	(334)
Total stockholders' equity	4,155	5,298
Non-controlling interest	3	3
Total equity	4,158	5,301
Total liabilities and equity	$7,476	$10,831

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Three Months Ended	Year Ended
	October 31,	October 31,
	2015	2015
Cash flows from operating activities:
Net income	$140	$398
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	60	253
Share-based compensation	11	54
Excess tax benefit from share-based plans	(3)	(8)
Excess and obsolete inventory related charges	10	30
Other non-cash expenses, net	6	19
Changes in assets and liabilities:
Accounts receivable	(25)	(24)
Inventory	(6)	(24)
Accounts payable	21	(26)
Employee compensation and benefits	32	5
Other assets and liabilities	(9)	(186)
Net cash provided by operating activities (a)	237	491

Cash flows from investing activities:
Investments in property, plant and equipment	(27)	(98)
Proceeds from sale of property, plant and equipment	1	12
Proceeds from divestiture	—	3
Payment to acquire equity method investment	—	(1)
Change in restricted cash and cash equivalents, net	(241)	(240)
Payment in exchange for convertible note	—	(2)
Acquisition of businesses and intangible assets, net of cash acquired	(8)	(74)
Net cash used in investing activities	(275)	(400)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	1	58
Treasury stock repurchases	—	(267)
Payment of dividends	(33)	(133)
Net transfer to Keysight	—	(734)
Excess tax benefit from share-based plans	3	8
Net cash used in financing activities	(29)	(1,068)

Effect of exchange rate movements	(5)	(48)

Net decrease in cash and cash equivalents	(72)	(1,025)

Change in cash and cash equivalents within current assets of discontinued operations	—	810

Cash and cash equivalents at beginning of period	2,075	2,218
Cash and cash equivalents at end of period	$2,003	$2,003

(a) Cash payments included in operating activities:
Severance payments	$3	$33
Income tax payments, net	$9	$129

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP INCOME FROM CONTINUING OPERATIONS AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended				Years Ended
	October 31,				October 31,
	2015	Diluted EPS	2014	Diluted EPS	2015	Diluted EPS	2014	Diluted EPS
GAAP Income (loss) from continuing operations	$140	$0.42	$(26)	$(0.08)	$435	$1.30	$198	$0.59
Non-GAAP adjustments:
Restructuring and other related costs	—	—	—	—	—	—	(2)	(0.01)
Asset impairments and write-downs	3	0.01	4	0.01	3	0.01	4	0.01
Acceleration of share-based compensation related to workforce reduction	—	—	1	—	2	0.01	1	—
Intangible amortization	37	0.11	45	0.13	156	0.47	189	0.56
Business exit and divestiture costs	1	—	68	0.21	14	0.04	68	0.20
Transformational initiatives	15	0.05	11	0.03	56	0.17	29	0.09
Acquisition and integration costs	7	0.02	1	—	13	0.04	11	0.03
Pre-separation costs	—	—	7	0.02	—	—	15	0.05
Net loss on extinguishment of debt	—		68	0.21	—	—	89	0.26
Unallocated corporate costs	—	—	12	0.04	—	—	44	0.13
Other	4	0.01	(3)	(0.01)	5	0.01	(13)	(0.04)
Adjustment for taxes (a)	(39)	(0.12)	(27)	(0.08)	(101)	(0.31)	(76)	(0.22)
Non-GAAP Income from continuing operations	$168	$0.50	$161	$0.48	$583	$1.74	$557	$1.65

(a) The adjustment for taxes excludes tax benefits that management believes are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the three months and years ended October 31, 2015 and 2014 , management uses a non-GAAP effective tax rate of 20% and 16%, respectively, that we believe to be indicative of on-going operations.

Historical amounts are reclassified to conform with current presentation.

We provide non-GAAP income from continuing operations and non-GAAP income from continuing operations per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges, transformational initiatives, acquisition and integration costs, business exit and divestiture and pre-separation costs.

Restructuring costs include incremental expenses associated with publicly announced major restructuring programs, usually aimed at material changes in business and/or cost structure. Such costs may include one-time termination benefits, asset impairments, facility-related costs and contract termination fees.

Asset impairments and write-downs include assets that have been written-down to their fair value.

Business exit and divestiture costs include costs associated with the exit of the NMR business and the divestiture of the XRD business.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers, small site consolidations, reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with the post-separation resizing of the IT infrastructure and streamlining of IT systems as well as the expenses incurred to effect the Agile Agilent reengineering.

Acquisition and Integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, information technology systems and infrastructure and other employee-related costs.

Pre-separation costs include Agilent-specific incremental expenses incurred in order to effect the separation, through November 1, 2014 distribution date.

Net loss on extinguishment of debt relates to the early redemption of some of our senior notes.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles and restructuring charges can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Life Sciences and Applied Markets Group

	Q4'15	Q4'14	Q3'15
Revenues	$515	$539	$511
Gross Margin, %	56.9%	57.1%	55.6%
Income from Operations	$103	$109	$95
Operating margin, %	20.0%	20.2%	18.7%

Diagnostics and Genomics Group

	Q4'15	Q4'14	Q3'15
Revenues	$178	$172	$167
Gross Margin, %	56.0%	54.0%	57.0%
Income from Operations	$34	$26	$28
Operating margin, %	19.2%	14.9%	16.8%

Agilent CrossLab™ Group

	Q4'15	Q4'14	Q3'15
Revenues	$342	$332	$336
Gross Margin, %	50.3%	48.5%	48.5%
Income from Operations	$86	$78	$76
Operating margin, %	25.1%	23.6%	22.6%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges, transformational initiatives, acquisition and integration costs, business exit and divestiture and pre-separation costs.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE BY SEGMENT EXCLUDING THE NMR BUSINESS, ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	Q4'15	Q4'14	Year-over-Year % change

Life Sciences and Applied Markets Group	$515	$539	(4)%

Diagnostics and Genomics Group	178	172	4%

Agilent CrossLab™ Group	342	332	3%

Agilent	$1,035	$1,043	(1)%

	Non-GAAP			Currency Adjustments (a)	Currency-Adjusted
Non-GAAP Revenue by Segment	Q4'15	Q4'14	Year-over-Year % change	Q4'15	Q4'15	Q4'14	Year-over-Year % change

Life Sciences and Applied Markets Group excluding NMR	$507	$524	(3)%	$(28)	$535	$524	2%

Diagnostics and Genomics Group excluding acquisition	178	172	4%	(12)	190	172	10%

Agilent CrossLab™ Group	342	332	3%	(26)	368	332	11%

Agilent Revenue (Core)	$1,027	$1,028	0%	$(66)	$1,093	$1,028	6%

.
(a) We compare the year-over-year change in revenue excluding the effect of the NMR business, recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business. To determine the impact of currency fluctuations, current period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rate in effect during the respective prior periods.

The preliminary reconciliation of GAAP revenue adjusted for the NMR business, recent acquisitions and divestitures and impact of currency is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF ADJUSTED NON-GAAP INCOME FROM OPERATIONS AND OPERATING MARGINS
(In millions, except margin data)
(Unaudited)
PRELIMINARY

		Operating
	Q4'15	Margin %

Revenue:	$1,035

Income from operations:
GAAP Income from operations	$156	15.1%
Add:
Amortization of intangible assets	37
Transformational initiatives	15
Acquisition and integration costs	7
Asset impairments and write-downs	3
Business exit and divestiture costs	1
Other	4
Non-GAAP income from operations	$223	21.5%
Reimbursement from Keysight for services (a)	3
Adjusted non-GAAP income from operations	$226	21.9%

(a) Post separation, Agilent is providing Keysight Technologies, Inc. certain IT and site services. These IT and site services are included in our operating expenses. The amounts billed to Keysight for these services are recorded in other income.

We provide non-GAAP income from operations in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, transformational initiatives, acquisition and integration costs and business exit and divestiture costs.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation of income from operations and operating margins is estimated based on our current information.